Exhibit 99.1

CORELOGIC REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

Outperformance of Market Trends and Cost Management Highlight Strong Underlying Operational Performance; Company Expands Insurance and International Footprint

Irvine, Calif., October 24, 2018 - CoreLogic (NYSE: CLGX), a leading global provider of property information, insight, analytics and data-enabled solutions, today reported financial results for the quarter ended September 30, 2018. Operating and financial highlights for the third quarter appear below.

•
Revenues of $452 million were down 6% reflecting the impact of a greater than 15% decline in U.S. mortgage origination unit volumes which more than offset organic growth in the Property Intelligence & Risk Management (PIRM) segment and market outperformance in the Underwriting & Workflow Solutions (UWS) segment.

•	Operating income totaled $60 million compared with $62 million in the prior year as a 7% reduction in operating expenses largely offset the impact of lower U.S. mortgage market volumes.

•
Net income from continuing operations decreased $8 million to $23 million after reflecting a $13 million one-time transition tax for certain foreign earnings in connection with the Tax Cuts and Job Act (TCJA).

•	Diluted EPS from continuing operations were $0.27 compared with $0.36 in the prior year. Adjusted EPS totaled $0.72, in-line with 2017.

•
Adjusted EBITDA totaled $128 million, 7% below prior year as organic growth and cost productivity were offset by the impact of lower market volumes. Adjusted EBITDA margin was 28%, largely in-line with 2017.

•	A total of 479,000 common shares were repurchased in the third quarter (1.8 million repurchased year-to-date).

•	Company to acquire full ownership of Symbility Solutions, Inc. (Symbility), further scaling its insurance vertical and international operations.

“CoreLogic delivered a strong set of operating and financial results in the third quarter and for the first nine months of 2018. Year-to-date, despite a double-digit contraction in U.S. mortgage loan volumes, we grew overall profits, expanded margins and repurchased 2% of our outstanding shares. We achieved these positive results through aggressive cost management, growing our non-mortgage and international footprint, and leveraging benefits attributable to our market leadership in underwriting solutions,” said Frank Martell, President and Chief Executive Officer of CoreLogic.

“The acquisition of Symbility further scales our insurance and international footprint and offers the potential for significant non-cyclical growth in line with our long-term goal of sourcing at least 50% of our revenues from non-U.S. mortgage. Symbility is a leading provider of subscription cloud-based property insurance claims workflow solutions and also provides a growing array of innovative enterprise mobile and application software solutions. Symbility is a great strategic fit for CoreLogic on many levels offering significant future revenue and cost synergies,” Martell added.

Third Quarter Financial Summary
Third quarter revenues totaled $452 million compared with $483 million in the same 2017 period, a decrease of 6%.  PIRM revenues totaled $181 million, equivalent to 2017 as organic growth in property insights, including real estate-related and international operations, as well as contributions from insurance & spatial solutions acquisitions completed in 2017 were offset by the impacts of declining U.S. mortgage loan unit volumes, lower weather event-related revenues and unfavorable foreign currency translation. UWS segment revenues were down 10% to $274 million, driven by lower mortgage market unit volumes and vendor diversification by two key appraisal management clients, which more than offset market outperformance in the segment's property tax, credit and flood operations. UWS revenue also benefited from the scaling of CoreLogic's valuation solutions platform through organic growth and the acquisition of Mercury Network and a la mode technologies.

Operating income totaled $60 million for the third quarter compared with $62 million for the third quarter of 2017 as the impacts of U.S mortgage market headwinds were largely offset by aggressive cost management as well as organic and acquisition-related growth discussed previously. Operating income for the third quarter of 2017 also included a legal settlement charge which had no 2018 counterpart. Third quarter operating income margin was up approximately 30 basis points to 13%.

Third quarter net income from continuing operations totaled $23 million compared with $31 million in the same 2017 period. The $8 million decrease was primarily attributable to a one-time $13 million provisional tax expense related to the transition tax for certain foreign earnings in connection with the TCJA. Third quarter diluted EPS from continuing operations totaled $0.27 compared with $0.36 in 2017. Adjusted diluted EPS totaled $0.72, in line with the third quarter of 2017.

Adjusted EBITDA totaled $128 million in the third quarter compared with $139 million in the same prior year period.  Adjusted EBITDA margin was largely in-line with 2017 levels at 28%. The 7% decline in adjusted EBITDA was primarily driven by the impact of reduced U.S. mortgage loan unit volumes, lower revenues from weather-related events, unfavorable foreign currency translation and lower appraisal revenues discussed previously, which were partially offset by benefits of higher platform revenues, pricing and aggressive cost management. Third quarter adjusted EBITDA included $3 million in R&D expenses related to the enhancement of the Company's data visualization and solutions delivery capabilities. PIRM adjusted EBITDA decreased 5% to $54 million. UWS adjusted EBITDA decreased 12% to $80 million.

Productivity Programs
As previously announced, the Company intends to incur cash and non-cash charges of approximately $15 million over the course of 2018 relating to its expansion of certain efficiency programs and infrastructure enhancements. These charges will be reflected in the Company’s GAAP financial results and will be excluded from adjusted EBITDA and adjusted EPS metrics which are non-GAAP measures. This program is expected to increase overall margins in line with long-term strategic targets by improving operating efficiency and accelerating the transformation of certain technology and data platforms. In addition, the Company expects to further consolidate its real estate footprint, reduce SG&A costs and automate and/or outsource certain business activities.

Liquidity and Capital Resources
As of September 30, 2018, cash and cash equivalents totaled $98 million compared with $119 million at December 31, 2017. Total debt as of September 30, 2018 was $1,785 million versus $1,777 million as of December 31, 2017. For the nine months ended September 30, 2018, we made repayments of long-term debt of $115 million, of which $68 million were prepayments on our term loan as of period-end. As of September 30, 2018, the Company had available capacity on its revolving credit facility of $580 million.

Net operating cash provided by continuing operations for the twelve months ended September 30, 2018 was $364 million. Free cash flow (FCF) for the twelve months ended September 30, 2018 totaled $276 million, which represented 54% of adjusted EBITDA. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets.

On October 22, 2018 the Company entered into a definitive agreement to acquire the outstanding shares of Symbility, not currently owned by CoreLogic, for C$0.615 per share. CoreLogic currently holds an approximate 28% ownership interest in Symbility. The Company intends to fund the acquisition of Symbility using cash on hand and available amounts under its revolving credit facility. The transaction is subject to shareholder and option-holder approval, court approval, certain third-party consents and the satisfaction of customary closing conditions.

In the third quarter of 2018, the Company repurchased 479,000 of its common shares for $24 million.

Teleconference/Webcast
CoreLogic management will host a live webcast and conference call on Thursday, October 25, 2018, at 8:00 a.m. Pacific time (11:00 a.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-844-861-5502 for U.S./Canada callers or 412-858-4604 for international callers. Additional detail on the Company's results are included in the quarterly financial supplement, available on the Investor Relations page at http://investor.corelogic.com.

A replay of the webcast will be available on the CoreLogic investor website for 10 days and through the conference call number 1-877-344-7529 for U.S. participants, 855-669-9658 for Canada participants or 1-412-317-0088 for international participants using Conference ID 10124791.

Media Contact: Alyson Austin, office phone: 949-214-1414, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

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About CoreLogic

CoreLogic (NYSE: CLGX) is a leading global property information, analytics and data-enabled solutions provider. The Company's combined data from public, contributory and proprietary sources includes over 4.5 billion records spanning more than 50 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, and the public sector. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed solutions. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in North America, Western Europe and Asia Pacific. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the Company's overall financial performance and the proposed acquisition of Symbility, including projected scaling of the insurance vertical, international operations, diversified revenue mix, introduction of new mobile applications and software solutions, and the timing and impact of revenue and cost synergies. Forward-looking statements also include statements related intent to expand certain efficiency and infrastructure enhancements together with projected increases to overall margins, transformation of technology and data platforms, consolidation of real estate footprint, reduction in SG&A costs, and the automation and/or outsourcing of business activities. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K. These additional risks and uncertainties include but are not limited to: our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; systems interruptions that may impair the delivery of our products and services; difficult conditions in the mortgage and consumer lending industries and the economy generally; our ability to protect proprietary rights; our technology and growth strategies and our ability to effectively and efficiently implement them; risks related to the outsourcing of services and international operations; our indebtedness and the restrictions in our various debt agreements; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; the inability to control the operations or dividend policies of our partially-owned affiliates; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

This press release contains certain non-GAAP financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. The Company is not able to provide a reconciliation of projected adjusted EBITDA or projected adjusted earnings per share to respective GAAP results due to the unknown effect, timing and potential significance of special charges or gains.

The Company believes that its presentation of non-GAAP measures, such as adjusted EBITDA, adjusted EPS and FCF, provides useful supplemental information to investors and management regarding the Company's financial condition and results. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, share-based compensation, non-operating gains/losses and other adjustments, including cash and non-cash charges related to the Company’s efficiency programs and infrastructure enhancements. Adjusted EPS is defined as income from continuing operations, net of tax per diluted share, adjusted for share-based compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; tax affected at an assumed effective tax rate of 26% and 35% for 2018 and 2017, respectively. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. Other firms may calculate non-GAAP measures differently than CoreLogic, which limits comparability between companies.

CORELOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Operating revenues	$451,768	$483,131	$1,385,069	$1,396,960
Cost of services (excluding depreciation and amortization shown below)	230,419	244,186	709,154	745,314
Selling, general and administrative expenses	113,075	131,323	340,049	346,723
Depreciation and amortization	48,494	45,326	142,030	131,668
Total operating expenses	391,988	420,835	1,191,233	1,223,705
Operating income	59,780	62,296	193,836	173,255
Interest expense:
Interest income	299	393	1,053	1,323
Interest expense	19,382	16,686	56,061	45,352
Total interest expense, net	(19,083)	(16,293)	(55,008)	(44,029)
Gain/(loss) on investments and other, net	2,835	(3,095)	5,124	(6,513)
Income from continuing operations before equity in (losses)/earnings of affiliates and income taxes	43,532	42,908	143,952	122,713
Provision for income taxes	20,836	11,851	37,432	36,759
Income from continuing operations before equity in (losses)/earnings of affiliates	22,696	31,057	106,520	85,954
Equity in (losses)/earnings of affiliates, net of tax	(161)	(229)	2,909	(1,232)
Net income from continuing operations	22,535	30,828	109,429	84,722
(Loss)/income from discontinued operations, net of tax	(84)	(74)	(175)	2,421
Gain from sale of discontinued operations, net of tax	—	—	—	310
Net income	$22,451	$30,754	$109,254	$87,453
Basic income per share:
Net income from continuing operations	$0.28	$0.37	$1.35	$1.01
(Loss)/income from discontinued operations, net of tax	—	—	—	0.03
Gain from sale of discontinued operations, net of tax	—	—	—	—
Net income	$0.28	$0.37	$1.35	$1.04
Diluted income per share:
Net income from continuing operations	$0.27	$0.36	$1.33	$0.99
(Loss)/income from discontinued operations, net of tax	—	—	—	0.03
Gain from sale of discontinued operations, net of tax	—	—	—	—
Net income	$0.27	$0.36	$1.33	$1.02
Weighted-average common shares outstanding:
Basic	80,680	83,362	81,073	84,114
Diluted	82,017	85,090	82,528	85,840

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in thousands, except par value)	September 30,	December 31,
Assets	2018	2017
Current assets:
Cash and cash equivalents	$97,884	$118,804
Accounts receivable (less allowance for doubtful accounts of $6,936 and $8,229 as of September 30, 2018 and December 31, 2017, respectively)	254,263	256,595
Prepaid expenses and other current assets	53,515	47,220
Income tax receivable	8,984	7,649
Total current assets	414,646	430,268
Property and equipment, net	453,431	447,659
Goodwill, net	2,312,297	2,250,599
Other intangible assets, net	475,037	475,613
Capitalized data and database costs, net	324,779	329,403
Investment in affiliates, net	42,090	38,989
Other assets	119,380	104,882
Total assets	$4,141,660	$4,077,413
Liabilities and Equity
Current liabilities:
Accounts payable and other accrued expenses	$157,580	$145,655
Accrued salaries and benefits	79,171	93,717
Contract liabilities, current	308,659	303,948
Current portion of long-term debt	27,068	70,046
Total current liabilities	572,478	613,366
Long-term debt, net of current	1,737,855	1,683,524
Contract liabilities, net of current	520,544	504,900
Deferred income tax liabilities	109,356	102,571
Other liabilities	171,311	165,176
Total liabilities	3,111,544	3,069,537

Stockholders' equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 80,562 and 80,885 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	1	1
Additional paid-in capital	173,963	224,455
Retained earnings	962,765	877,111
Accumulated other comprehensive loss	(106,613)	(93,691)
Total stockholders' equity	1,030,116	1,007,876
Total liabilities and equity	$4,141,660	$4,077,413

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the Nine Months Ended
	September 30,
(in thousands)	2018	2017
Cash flows from operating activities:
Net income	$109,254	$87,453
Less: (Loss)/income from discontinued operations, net of tax	(175)	2,421
Less: Gain from sale of discontinued operations, net of tax	—	310
Net income from continuing operations	109,429	84,722
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	142,030	131,668
Amortization of debt issuance costs	4,103	4,263
Provision for bad debt and claim losses	11,113	12,268
Share-based compensation	29,574	29,558
Equity in (earnings)/losses of affiliates, net of taxes	(2,909)	1,232
Gain on sale of property and equipment	(19)	(227)
Deferred income tax	10,279	(7,038)
(Gain)/loss on investment and other, net	(5,124)	6,513
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	2,619	(5,655)
Prepaid expenses and other current assets	(7,617)	2,414
Accounts payable and other accrued expenses	(22,037)	(40,681)
Contract liabilities	(18,406)	26,037
Income taxes	7,847	644
Dividends received from investments in affiliates	775	1,198
Other assets and other liabilities	(9,353)	21,765
Net cash provided by operating activities - continuing operations	252,304	268,681
Net cash (used in)/provided by operating activities - discontinued operations	(4)	3,660
Total cash provided by operating activities	$252,300	$272,341
Cash flows from investing activities:
Purchases of property and equipment	$(41,020)	$(28,534)
Purchases of capitalized data and other intangible assets	(25,013)	(25,744)
Cash paid for acquisitions, net of cash acquired	(140,977)	(188,372)
Cash received from sale of business-line	3,245	—
Proceeds from sale of property and equipment	198	316
Proceeds from investments	980	—
Net cash used in investing activities - continuing operations	(202,587)	(242,334)
Net cash provided by investing activities - discontinued operations	—	—
Total cash used in investing activities	$(202,587)	$(242,334)
Cash flows from financing activities:
Proceeds from long-term debt	$120,095	$1,995,000
Debt issuance costs	—	(14,294)
Repayment of long-term debt	(114,626)	(1,796,661)

Proceeds from issuance of shares in connection with share-based compensation	19,585	6,330
Payment of tax withholdings related to net share settlements	(12,623)	(13,629)
Shares repurchased and retired	(87,028)	(132,460)
Net cash (used in)/provided by financing activities - continuing operations	(74,597)	44,286
Net cash provided by financing activities - discontinued operations	—	—
Total cash (used in)/provided by financing activities	$(74,597)	$44,286
Effect of exchange rate on cash, cash equivalents and restricted cash	2,039	(1,324)
Net change in cash, cash equivalents and restricted cash	(22,845)	72,969
Cash, cash equivalents and restricted cash at beginning of period	132,154	89,974
Less: Change in cash, cash equivalents and restricted cash - discontinued operations	(4)	3,660
Plus: Cash swept (to)/from discontinued operations	(4)	3,660
Cash, cash equivalents and restricted cash at end of period	$109,309	$162,943

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EBITDA
UNAUDITED

	For the Three Months Ended September 30, 2018
(in thousands)	PIRM	UWS	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$24,242	$61,621	$(63,328)	$—	$22,535
Income taxes	—	—	20,784	—	20,784
Depreciation and amortization	26,176	16,402	5,916	—	48,494
Interest expense, net	152	73	18,858	—	19,083
Share-based compensation	1,588	1,896	6,291		9,775
Non-operating (gains)/losses	(1,685)	—	331	—	(1,354)
Efficiency investments	1,435	—	5,168	—	6,603
Transaction costs	1,922	—	211	—	2,133
Amortization of acquired intangibles included in equity in losses of affiliates	233	—	—	—	233
Adjusted EBITDA	$54,063	$79,992	$(5,769)	$—	$128,286

	For the Three Months Ended September 30, 2017
(in thousands)	PIRM	UWS	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$12,733	$71,512	$(53,417)	$—	$30,828
Income taxes	—	—	11,709	—	11,709
Depreciation and amortization	25,489	14,615	5,222	—	45,326
Interest expense, net	417	65	15,811	—	16,293
Share-based compensation	1,694	2,107	4,817	—	8,618
Non-operating losses	16,500	2,393	4,632	—	23,525
Efficiency investments	—	—	1,069	—	1,069
Transaction costs	—	—	1,025	—	1,025
Amortization of acquired intangibles included in equity in losses of affiliates	156	117	—	—	273
Adjusted EBITDA	$56,989	$90,809	$(9,132)	$—	$138,666

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EPS
UNAUDITED

	For the Three Months Ended September 30,
(diluted income per share)	2018	2017
Net income from continuing operations	$0.27	$0.36
Share-based compensation	0.12	0.10
Non-operating (gains)/losses	(0.02)	0.28
Efficiency investments	0.08	0.01
Transaction costs	0.03	0.01
Depreciation and amortization of acquired software and intangibles	0.24	0.21
Income tax effect on adjustments	—	(0.25)
Adjusted EPS	$0.72	$0.72

CORELOGIC, INC.
RECONCILIATION TO FREE CASH FLOW
UNAUDITED

(in thousands)	For the Twelve Months Ended September 30, 2018
Net cash provided by operating activities - continuing operations	$363,553
Purchases of property and equipment	(52,994)
Purchases of capitalized data and other intangible assets	(34,259)
Free cash flow	$276,300